EMPLOYMENT AGREEMENT



PARTIES:

                  Quantech Ltd.                               (the "Company")
                  1419 Energy Park Drive
                  St. Paul, Minnesota  55108

                  Robert Case                                 (the "Employee")
                  640 N LaSalle St.
                  Chicago, 60610

DATE:             December 1, 1997

RECITALS:

                  A. The Company is engaged in the business of developing and commercializing certain patents, technology, associated proprietary data and existing operating prototypes related to medical diagnostics based upon Surface Plasmon Resonance.

                  B. The Employee seeks to be employed, and the Company seeks to employ, Employee under the terms of this Agreement.

                  C. The Employee agrees that as a condition to employment with the Company the Employee will abide by the terms of this Agreement.

                  D. The Employee desires to be employed by the Company in a capacity in which he may contribute to, or receive confidential information, and acknowledges that the Company will suffer irreparable harm if Employee uses confidential information outside his employment or makes any unauthorized disclosure of such confidential information to any third party or uses such confidential information wrongfully or in competition with the Company.

                  E. Employee   further   recognizes   that  execution  of  this
Agreement is an express condition of employment.

AGREEMENTS:

                  NOW, THEREFORE, in consideration of the mutual promises herein contained, and other benefits now or hereafter paid or made available to Employee by the Company, the parties hereby agree as follows:

1. Employment at Will. The Company hereby employs Employee as Chief Executive Officer of the Company until such time as the Company or Employee decides to

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terminate Employee's employment. Nothing in this Agreement shall be construed to create an employment relationship other than one that is at will or constituting a commitment, guaranty, agreement, or understanding of any kind or nature that Quantech shall continue to employ Employee, nor shall this letter affect in any way the right of Quantech to terminate Employee's employment at any time and for any reason.

2. Duties and Supervision. During the term of this Agreement, Employee agrees to devote best efforts to the business and affairs of the Company and agrees to perform such reasonable services and duties as may, from time to time, be assigned to him by the Board of Directors. The Company acknowledges that Employee shall not devote full time to the affairs of the Company and will perform services for other persons, firms and corporations.

3. Employee Benefits. The Company will reimburse Employee for all of Employees out-of-pocket expenses related to the Company business.

4. Payments Upon Termination Employment. Employee shall not be entitled to any payments upon termination of employment, except any bonuses that have accrued to Employee through the date of such termination shall be paid by the Company, and further provided that Employee shall also be entitled to a lump-sum payment of $150,000 if termination of Employment is a result of a sale of substantially all of the assets of the Company or a change in the control of more than 50% of the Company's Capital Stock pursuant to a single transaction or a series of transactions by the same acquiring party.

5.  General Provisions.

                  A. Injunctive Relief. In addition to any other relief afforded by law, the Company shall have the right to enforce the covenants contained in this Agreement by seeking injunctive relief against Employee and any other person concerned thereby, it being understood that both damages and injunctive relief shall be proper modes of relief and are not to be considered as alternative remedies.

                  B. Severability and Interpretation. In the event that a provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

                  C. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any and all prior oral or written understandings between the parties relating to the subject matter hereof, except for the Confidentiality and Invention Agreement entered into between the Company and Employee of even date with this Agreement.

                  D. Modification and Waiver. No purported amendment, modification or waiver of any provision hereof shall be binding unless set forth in a written document signed by all parties (in the case of amendments or

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modifications)  or by the party to be charged  thereby (in the case of waivers).
Any waiver shall be limited to the provisions hereof and the circumstances or event specifically made subject thereto, and shall not be deemed a waiver of any other term hereof or of the same circumstance or event upon any reoccurrence thereof.

                  E. Assignment. This Agreement shall be binding on Employee's heirs, assigns and legal representatives and may be transferred by the Company to its successors and assigns.

                  F. Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of Minnesota.

                  G. Arbitration. All disputes arising under this Agreement shall be submitted for arbitration in the state of Minnesota, the United States of America.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                    "Company"
                                    QUANTECH LTD.

                                    ----------------------------
                                    Gregory Freitag, COO & CFO

                                    "Employee"


                                    ----------------------------
                                    Robert Case, CEO